EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-3/A of our report dated February 20, 2004 on our audit of the financial statements included in the 2003 annual report on Form 10-KSB of I.D. Systems, Inc.

We also consent to the reference to our firm under the caption "Experts" in the Form S-3/A.

/s/ Eisner LLP

Eisner LLP

New York, New York
June 29, 2004